EXHIBIT 5.1

GENERAL FINANCE CORPORATION

March 29, 2010

General Finance Corporation
39 East Union Street
Pasadena, California 91103

Re: Registration Statement on Form S-1; File No. 333-163851

Ladies and Gentlemen:

I am the General Counsel for General Finance Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of Amendment No. 2 to Registration Statement (File No. 333-163851) filed on Form S-1 on March 29, 2010, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-1 (as amended, the “Registration Statement”). The Registration Statement includes a prospectus to be furnished to the stockholders of the Company in connection with the distribution by the Company to such stockholders of transferable subscription rights (the “Rights”) entitling the holders thereof to purchase up to 8,920,000 Units (“Units”) consisting of one share of our common stock (“Common Stock”) and a three-year warrant (each a “Warrant”) to purchase 4,460,000 additional shares of Common Stock at an exercise price of $4.00 per share (the “Rights Offering”). The Rights will be evidenced by subscription rights certificates (the “Rights Certificates”). The Registration Statement relates to the Rights, the Units issuable upon exercise of the Rights, the Warrants and the Common Stock issuable upon exercise of the Warrants.

In rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including: (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof (the “Amended Certificate of Incorporation”); (iii) the bylaws of the Company, dated October 30, 2007; (iv) the forms of certificates evidencing the Rights Certificates, the Units, the Warrants and the Common Stock; and (v) such other documents, certificates, corporate records, opinions and other instruments we have deemed necessary or appropriate for the purpose of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents or certified documents of all copies submitted to us as conformed or reproduction copies. We have also assumed that: (i) the Units issuable upon exercise of the Rights are offered, issued and sold in accordance with the Registration Statement, Rights Certificates and any other document relating to the rights and obligations of the holders of the Rights or the manner in which the Rights are exercised for the purchase of the Common Stock and Warrants and (ii) the Registration Statement has been declared effective by the Commission.

As to the facts upon which this opinion is based and which we did not independently establish or verify, we have relied, to the extent we deem such reliance proper, and without independent investigation, upon certificates of public officials and certificates, statements and representations of the officers, directors, employees and other representatives of the Company. With respect to the opinions described below, we have assumed that the Company has proceeded with the Rights Offering in the manner contemplated in the Registration Statement.

March 29, 2010

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.
The Rights when issued and delivered in the manner contemplated by the Registration Statement, will constitute the valid and binding obligations of the Company, except to the extent that enforcement thereof may be limited by: (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.
The Units, when duly issued and delivered against payment therefor, in accordance with the provisions of the Rights Certificates and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

3.	The Common Stock, when duly issued and delivered in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware, as amended. We express no opinion as to any other laws, statutes, regulations or ordinances. As used herein, the term “General Corporation Law of the State of Delaware, as amended” includes the statutory provisions and regulations and also all applicable provisions of the Delaware Constitution and reported judicial and regulatory decisions interpreting these laws.

This opinion letter has been prepared for your use solely in connection with the Registration Statement, and may not be used, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent. The opinions set forth herein are based upon the facts in existence and laws in effect on the date hereof, and we assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Christopher A. Wilson